SETTLEMENT AND RELEASE AGREEMENT

This Settlement and Release Agreement (the "Agreement") is made as of September 14, 2005, by and between MCI Network Services, Inc., f/k/a as MCI WORLDCOM Network Services, Inc. ("MCI"), GlobalNet International, LLC ("International"), and GlobalNet Corporation ("Corporation"). MCI, International and Corporation may each hereafter be referred to individually as "Party" or jointly as "Parties."

PREAMBLE

WHEREAS, MCI and International are parties to various agreements including a certain Telecommunications Services Agreement, as amended, as well as other agreements relating to communications services (collectively the "Agreements"); and

WHEREAS, on June 30, 2004, International filed a voluntary chapter 11 petition with the clerk of the United States Bankruptcy Court for the Southern District of New York, Case No. 04-14488 (BRL); and

WHEREAS, by order dated June 23, 2005, International's chapter 11 case was dismissed; and

WHEREAS, International is a wholly owned subsidiary of Corporation; and

WHEREAS, the Parties agree that MCI is owed the sum of $15,921,920.03 from International which arose prior to International's chapter 11 filing and which accrued under the Agreements; and

WHEREAS, the Parties agree that MCI is owed the sum of $1,018,199.70 for services provided to International subsequent to the chapter 11 filing; and

WHEREAS, in or about July 2003, International executed a promissory note to MCI

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in the amount of $4,870,592.61 on account of monies due MCI under the Agreements. International also executed a security agreement in favor of MCI and granting MCI a lien upon substantially all of International's assets, including its accounts receivable. The security agreement secures International's obligations under the Promissory Note and the Agreements; and

WHEREAS, International owes MCI approximately $2,663,857.09 on account of the promissory note; and

WHEREAS, MCI has a duly perfected first priority lien upon all or substantially all of International's assets; and

WHEREAS, subsequent to International's chapter 11 filing, Corporation deposited the sum of $250,000.00 (the "Deposit") for MCI to further secure International's payment obligations to MCI during the chapter 11 case; and

WHEREAS, MCI, International, and Corporation are desirous of settling all claims which MCI has or may have against International and/or Corporation whether arising before or after International's chapter 11 filing as of the date of this Agreement;

NOW, THEREFORE, in return for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto agree as follows:

SETTLEMENT

1. In full and complete settlement of the outstanding amounts owed to MCI by International and Corporation, the Parties agree as follows:

a. International shall pay to MCI the sum of $180,000.00 by bank check, wire

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transfer or other certified funds immediately upon execution of this Agreement.

b. MCI shall be entitled to retain the Deposit and International and Corporation waive and release any and all rights and claims to such Deposit.

2. In consideration of the above payments totaling $180,000.00 and waiver of rights to the Deposit, MCI hereby releases and further discharges (a) International, (b) Corporation and (c) their respective present and former parents, subsidiaries and affiliates, direct and indirect, from any and all claims, obligations, rights, causes of action and liabilities which MCI has or may have or may be entitled to assert against International or Corporation, whether known or unknown, foreseen or unforeseen, existing as of the date of the execution of this Agreement, whether in equity or law, contract, tort or otherwise, based upon any act, omission or occurrence taking place on or prior to the date of this Agreement.

3. Upon execution of this Agreement, International and Corporation and their respective successors, predecessors, parents, subsidiaries and affiliates, direct and indirect, hereby release MCI and its respective successors, predecessors, parents, subsidiaries and affiliates, direct and indirect, and each of their directors, officers and employees, from any and all claims, obligations, rights, causes of action and liabilities, whether known or unknown, foreseen or unforeseen, existing as of the date of this Agreement, whether in equity or law, contract, tort, or otherwise, based upon any act, omission or occurrence taking place on or prior to the date of this Agreement.

4. Each signatory hereto hereby covenants, warrants and represents that

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such person has the full authority and has been duly authorized to bind the Party or Parties for whom such person acts, and that his/her signature hereon constitutes, evidences and creates a binding obligation of the Party on whose behalf said signatory has executed this Agreement and that execution, delivery and performance of this Agreement has been authorized by all necessary Parties hereto.

5. This Agreement may be executed in multiple counterparts or copies and/or on separate signature pages and/or by facsimile transmission, any or all of which when taken together shall be deemed an original for all purposes.

6. It is specifically understood and agreed by and between the Parties that the within Agreement shall be binding upon the respective Parties, their heirs, assigns, executors, administrators and successors-in-interest.

7. This Agreement and the documents to be prepared by the Parties represent the entire Agreement between the Parties. No release, modification, waiver, rescission or amendment of any provision of this Agreement shall be made except by a written agreement, signed by all of the Parties.

8. The Parties acknowledge that they have had the opportunity to consult with legal counsel of their choosing prior to entering into this Agreement and that they enter into this Agreement knowingly and voluntarily.

9. This Agreement shall be construed in accordance with the laws of the United States of America and the laws of the State of New York governing contracts wholly executed and performed in the State of New York, without reference to principles

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governing conflicts of laws.

10. Any Notices required under this Agreement shall be served upon the Parties via telecopier and/or overnight priority mail as follows:

Notices to MCI:

William M. Vermette
Associate Litigation Counsel
MCI
1133 19th Street, NW
Washington, DC 20036
Tel: (202) 736-6616
Fax: (202) 736-6072

Notices to International and Corporation:

Mark T. Wood, CEO
GlobalNet Corporation
2616 South Loop West, Suite 660
Houston, TX 77054
Fax: (713) 583-9509

[signature page follows]

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IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

GLOBALNET INTERNATIONAL, LLC

By: Mark T Wood
Name: Mark T. Wood
Title: CEO

GLOBALNET CORPORATION

By: Mark T Wood
Name: Mark T. Wood
Title: CEO

MCI WORLDCOM NETWORK SERVICES, INC.

By:____________________
Name:
Title:

IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first written above.

GLOBALNET INTERNATIONAL, LLC

By:____________________________

GLOBALNET CORPORATION

By:____________________________

MCI WORLDCOM NETWORK SERVICES, INC.

By: Peter M. Cassidy